UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 24, 2015

POWELL INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8550 Mosley Road Houston, Texas		77075-1180
(Address of Principal Executive Offices)		(Zip Code)

(713) 944-6900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Action (17CFR240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02 – Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 24, 2015, Michael A. Lucas resigned as President, Chief Executive Officer and director of Powell Industries, Inc. (the “Company”). Effective December 24, 2015, the board of directors of the Company (the “Board”) elected Thomas W. Powell as President and Chief Executive Officer of the Company to succeed Mr. Lucas. The Board further promoted and elected Brett A. Cope as Senior Vice President and Chief Operating Officer effective December 30, 2015.

Resignation of Michael A. Lucas as President, Chief Executive Officer and Director

In connection with Mr. Lucas’ resignation, Mr. Lucas and the Company entered into a Severance Agreement and Release (the “Severance Agreement”) effective December 24, 2015 (the “Resignation Date”). The Severance Agreement terminates Mr. Lucas’ employment agreement with the Company dated as of August 20, 2012 (the “Lucas Employment Agreement”) and provides, among other things, that in exchange for Mr. Lucas’ release of all claims arising out of or relating to Mr. Lucas’ employment with the Company and Mr. Lucas’ resignation therefrom, Mr. Lucas will receive the following benefits: (i) continued payment of Mr. Lucas’ base salary and all other employment benefits to which Mr. Lucas would otherwise be entitled through December 31, 2015; (ii) cash payments, less applicable withholdings, equal to a total of $1,954,000.00; (iii) early vesting of 60,909 shares of unvested common stock of the Company, previously awarded to Mr. Lucas under the Company’s long term incentive compensation plan; and (iv) beginning January 2016, 100% of the COBRA premium which would otherwise be due under the Company’s group health plan for the lesser of (a) eighteen (18) months from the Resignation Date or (b) the date on which Mr. Lucas qualifies for health insurance as a result of employment by or association with a subsequent employer. In accordance with federal law, Mr. Lucas is entitled to revoke his acceptance of the Severance Agreement within seven (7) days of its execution. If he revokes his acceptance, the Severance Agreement will be of no further force or effect and Mr. Lucas will not be entitled to the benefits described above. The Severance Agreement also provides that Mr. Lucas will remain subject to the Confidentiality, Non-Competition and Non-Solicitation Agreement attached to the Lucas Employment Agreement as Attachment A (the “Attachment A Agreement”), provided that the “restricted period” (as defined in the Attachment A Agreement) is reduced from two years to one year following the Resignation Date. The foregoing description of the terms and conditions of the Severance Agreement is only a summary and is qualified in its entirety by the full text of such agreement, a copy of which, assuming Mr. Lucas does not revoke his acceptance, will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2015.

Election of Thomas W. Powell as President and Chief Executive Officer

In connection with Mr. Lucas’ resignation, the Board elected Thomas W. Powell, the Company’s Chairman of the Board, as President and Chief Executive Officer effective December 24, 2015. Mr. Powell, who is 75 years old, has served as the Company’s Chairman of the Board since 1984 and will continue this role. Mr. Powell also served as the Company’s President and Chief Executive Officer from 1984 through September 30, 2008 and from September 14, 2011 through August 20, 2012. Mr. Powell has over 40 years of experience in the manufacturing of equipment and systems for the management and control of electrical energy and other critical processes. Mr. Powell has extensive relationships with suppliers and customers and significant experience in operational management, product development and sales. There are no family relationships between Mr. Powell and any director or executive officer of the Company. There is no arrangement or understanding between Mr. Powell and any other person pursuant to which Mr. Powell was selected as President and Chief Executive Officer. There are no transactions involving Mr. Powell requiring disclosure under Item 404(a) of Regulation S-K.

Election of Brett A. Cope as Senior Vice President and Chief Operating Officer

The Board also elected Brett A. Cope as the Company’s Senior Vice President and Chief Operating Officer effective December 30, 2015. Mr. Cope, who is 47, previously served as Vice President of Sales and Marketing of the Company since December 2010. During the 20 years prior to joining the Company, Mr. Cope held roles of increasing responsibility at ABB Ltd (“ABB”), an international provider of power and automation products enabling the utility, industrial, transportation and infrastructure industries. His most recent role with ABB was that of Group Vice President and Global Account Executive serving ExxonMobil. Mr. Cope holds a bachelor’s degree in applied science from Miami University of Ohio.

In connection with Mr. Cope’s election, the Company and Mr. Cope entered into an employment agreement effective as of December 30, 2015 (the “Cope Employment Agreement”). Under the Cope Employment Agreement, Mr. Cope is entitled to receive a base salary equal to $370,000, and will be eligible for an annual discretionary bonus under the Company’s short term incentive plan and a target award under the Company’s long term incentive plan. The Cope Employment Agreement provides that in the event the Company terminates Mr. Cope’s employment without “cause” or if Mr. Cope terminates his employment for “good reason” (as these terms are defined in the Cope Employment Agreement) during the term thereof, Mr. Cope will be entitled to receive, among other things, his then-current base salary for twelve (12) months thereafter, an amount equal to his then-current target short term incentive compensation and his equity-based awards will immediately vest. In the event that the Company terminates Mr. Cope’s employment without cause or Mr. Cope terminates his employment for good reason within a specified period following a change in control, Mr. Cope will be entitled to receive, among other things, his then-current base salary for twenty-four (24) months thereafter and an amount equal to two-times his then-current target short term incentive compensation. Additionally, Mr. Cope’s equity-based awards will immediately vest. The Cope Employment Agreement also contains customary non-competition and non-solicitation covenants that apply during the term of the Cope Employment Agreement and during the “restricted period” (as defined in the Cope Employment Agreement).

There are no family relationships between Mr. Cope and any director or executive officer of the Company. There is no arrangement or understanding between Mr. Cope and any other person pursuant to which Mr. Cope was selected as Senior Vice President and Chief Operating Officer. There are no transactions involving Mr. Cope requiring disclosure under Item 404(a) of Regulation S-K. The foregoing description of the Cope Employment Agreement is qualified in its entirety by reference to the Cope Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2015.

Item 7.01 – Regulation FD Disclosure.

On December 30, 2015, the Company issued a press release titled “Powell Industries Announces Leadership Changes.”

A copy of such press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release dated December 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWELL INDUSTRIES, INC.

Date: December 31, 2015	By:	/s/ Don R. Madison
Don R. Madison
Executive Vice President Chief Financial and Administrative Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release dated December 30, 2015